Exhibit 10.2

Alliance Semiconductor

Notice of Grant of Stock	2575 Augustine Dr.
Options	Santa Clara, CA 95054
and Option Agreement

Melvin L. Keating	Option Number:
c/o Alliance Semiconductor	Plan:	0002
2575 Augustine Dr.
Santa Clara, CA United States 95054	ID:

Effective 12/1/2005, you have been granted a(n) Incentive Stock Option to buy 100,000 shares of Alliance Semiconductor (the Company) stock at $2.9200 per share.
The total option price of the shares granted is $292,000.00
Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration
20,000	On Vest Date	12/1/2006	11/30/2015
20,000	On Vest Date	12/1/2007	11/30/2015
20,000	On Vest Date	12/1/2008	11/30/2015
20,000	On Vest Date	12/1/2009	11/30/2015
20,000	On Vest Date	12/1/2010	11/30/2015
By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

/s/ BRYANT RILEY, Compensation Committee Member
/s/ ALAN HOWE, Compensation Committee Member	December 1, 2005

Alliance Semiconductor	Date

/s/ Melvin L. Keating	December 1, 2005

Melvin L. Keating	Date

Option Agreement
This Option Agreement (“Option Agreement”) and the attached Notice of Grant of Stock Options and Option Agreement (“Notice”), forming one agreement (“Agreement”), is entered into as of effective date specified in the Notice (“Effective Date”) by and between Alliance Semiconductor Corporation, a Delaware corporation with executive offices at 2575 Augustine Drive, Santa Clara, California 95054 (“Company”) and the optionee specified in the Notice (“Optionee”).
1. Grant of Option
The Company hereby grants to the Optionee an option (“Option”) to purchase the total number of shares of common stock, $0.0l par value, of the Company set forth in the Notice (“Shares”) at the exercise price per share set forth in the Notice (“Exercise Price”), subject to all of the terms and conditions of this Agreement and the Company’s 2002 Stock Option Plan, as amended to the date hereof (“Plan”). If designated as an Incentive Stock Option in the Notice, this Option is intended to qualify as an “incentive stock option” (“ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (“Revenue Code”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.
2. Exercise Period of Option
Subject to the terms and conditions of the Plan and this Option Agreement, this Option shall become exercisable as to portions of the Shares as described in the Notice, provided, however, that this Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date.
3. Restriction on Exercise
This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933 and all applicable state securities laws as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company’s common stock may be listed at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares with the Securities and Exchange Commission (“SEC”), any state securities commission or any stock exchange to effect such compliance.
4. Termination of Option
Except as provided below in this Paragraph, this Option shall terminate and may not be exercised if Optionee ceases to be employed by the Company or any Parent or Subsidiary of the Company (or, in the case of a nonqualified stock option, an Affiliate of the Company). Optionee shall be considered to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company for all purposes under Paragraph 2 and this Paragraph 4 if Optionee is an officer, director or full-time employee of the Company or of any Parent, Subsidiary or Affiliate of the Company or if the Committee determines that Optionee is rendering substantial services as a part-time employee, consultant, contractor or adviser to the Company or to any Parent, Subsidiary or Affiliate of the Company. The Committee shall have discretion to determine whether Optionee has ceased to be employed by the Company or by any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated (the “Termination Date”).

4.1 Termination Generally
If Optionee ceases to be employed by the Company or by any Parent, Subsidiary or Affiliate of the Company for any reason except death or disability, this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee within thirty (30) days after the Termination Date, but in no event later than the Expiration Date.
4.2 Death or Disability
If Optionee’s employment with the Company or with any Parent, Subsidiary or Affiliate of the Company is terminated because of the death of Optionee or the disability of Optionee within the meaning of Section 22(e)(3) of the Revenue Code, this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee (or by Optionee’s legal representative) within six (6) months after the Termination Date, but in no event later than the Expiration Date.
4.3 No Right to Employment
Nothing in the Plan or in this Option Agreement shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or with any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or of any Parent, Subsidiary or Affiliate of the Company to terminate Optionee’s employment or other relationship at any time, with or without cause.
5. Manner of Exercise
5.1 Exercise Agreement
This Option shall be exercisable by delivery to the Company of an executed written Stock Option Exercise Agreement in the form attached hereto, or in such other form as may be approved by the Company (“Exercise Agreement”), which shall set forth Optionee’s election to exercise some or all of this Option, the number of Shares being purchased, any restrictions imposed on the Shares and such other representations and agreements as may be required by the Company to comply with applicable securities laws.
5.2 Exercise Price
Such Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased. Payment for the Shares may be made in cash (by check) or, where permitted by law:
5.2.1	by cancellation of indebtedness of the Company to Optionee;

5.2.2	where approved by the Committee, by surrender of shares of common stock of the Company having a Fair Market Value equal to the exercise price of the Option that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144 and, if such Shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares), or were obtained by Optionee in the open public market; and are clear of all liens, claims, encumbrances and security interests (provided, however, that in the case of ISOs, the Committee’s approval must have been made at the time of grant);
5.2.3	by waiver of compensation due or accrued to Optionee for services rendered;
5.2.4	provided that a public market for the Company’s stock exists, through a “same day sale” commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or
5.2.5	by any combination of the foregoing.
5.3 Withholding Taxes
Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or make adequate provision for any applicable federal, state or local withholding obligations of the Company. Optionee may provide for payment of Optionee’s minimum statutory withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld, all as set forth in Section 6.3 of the Plan. In such case, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares exercised.
5.4 Issuance of Shares
Provided that such Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee, Optionee’s legal representative or Optionee’s authorized assignee. Optionee hereby agrees that in the event that Optionee elects to pay for the Shares by means of a “same day sale” as set forth in Section 5.2.4, Optionee shall cause the NASD Dealer to pay the Company the Exercise Price for the Shares. The Company hereby agrees to permit a “same day sale” sufficient to enable the NASD Dealer to pay the Company the Exercise Price for the Shares.

6. Market Standoff Agreement
Optionee agrees in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, Optionee will not sell or otherwise dispose of any Shares or any other securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, for such period of time from the effective date of such registration as the Company or the underwriters may specify for employee shareholders generally. Optionee understands and agrees that, in order to ensure compliance with the market standoff agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent.
7. Notice of Disqualifying Disposition of ISO Shares
If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO within the date two years after the Date of Grant, or the date one year after exercise of the ISO with respect to the Shares to be sold or disposed, Optionee shall immediately notify the Company in writing of such disposition. Optionee acknowledges and agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by Optionee from any such early disposition by payment in cash (or in Shares, to the extent permissible under Section 5.3) or out of the current wages or other earnings payable to Optionee. Optionee hereby authorizes his/her broker(s) to provide the Company, promptly at the Company’s request, with any information concerning the Shares, now or previously in Optionee’s account(s) with such broker(s), as the Company may request. Optionee agrees that this authorization may not be revoked or modified in any manner except pursuant to a writing signed by both Optionee and the Company.
8. Nontransferability of Option
If this Option is an ISO, or if Optionee is an Insider subject to Section 16(b) of the Securities Exchange Act of 1934, then this Option may not be transferred in any manner other than by will or by the law of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee. Otherwise, this Option may only be transferred to Optionee’s immediate family, to a trust for the benefit of Optionee or Optionee’s immediate family, or to a charitable entity qualified under Revenue Code Section 501(c), where “immediate family” shall mean spouse, lineal descendant or antecedent, brother or sister. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Optionee.
9. Tax Consequences
Set forth below is a brief summary as of the date this form of Option Agreement was adopted of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.
9.1 Exercise of ISO
If this Option qualifies as an ISO, there will be no regular federal income tax liability or California income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal income tax purposes and may subject Optionee to an alternative minimum tax liability in the year of exercise.

9.2 Exercise of Nonqualified Stock Option
If this Option does not qualify as an ISO, there may be a regular federal income tax liability and a California income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. The Company may be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.
9.3 Disposition of Shares
In the case of a nonqualified stock option (an “NQSO”), if Shares are held for more than one year before disposition, any gain on disposition of the Shares will be treated as long-term capital gain for federal and California income tax purposes. In the case of an ISO, if Shares are held for more than one year after the date of exercise and more than two years after the Date of Grant, any gain on disposition of the Shares will be treated as long-term capital gain for federal and California income tax purposes. If Shares acquired pursuant to an ISO are disposed of within such one year or two year periods (a “disqualifying disposition”), gain on such disqualifying disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price (the “Spread”), or, if less, the difference between the amount realized on the sale of such Shares and the Exercise Price. Any gain in excess of the Spread shall be treated as capital gain.
10. Change of Control Acceleration. Notwithstanding the above, in the event of a Change of Control (as defined below) and irrespective of whether this Option is assumed, substituted or terminated in connection with the transaction, the vesting and exercisability of this Option shall accelerate such that this Option shall become vested and exercisable to the extent of 100% of the Shares then unvested, effective immediately prior to the consummation of the transaction. For purposes of this Agreement, a “Change of Control” means:
(i)	a sale, transfer or disposition of all or substantially all of the Company’s assets other than to (A) a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (B) a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of Company common stock, or (C) a continuing or surviving entity described in subsection (ii) below;

(ii)	any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction; or

(iii)	the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company; provided that the term “person” shall not include the Company or those entities described in subsections (i)(A) and (B) above.

Notwithstanding anything stated herein, a transaction shall not constitute a “Change of Control” if its sole purpose is to change the state of the Company’s incorporation, to create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction, or to consummate an equity financing approved by the Board.
11. Interpretation
Any dispute regarding the interpretation of this Option Agreement shall be submitted by Optionee or the Company to the Committee for review. The resolution of such a dispute by the Board or Committee shall be final and binding on the Company and on Optionee.
12. Privileges of Stock Ownership
Optionee shall not have any of the rights of a stockholder with respect to any Shares until Optionee exercises the Option and pays the Exercise Price.
13. Notices
All notices required or permitted by this Agreement must be in writing and shall be deemed to have been duly given if delivered by hand; mailed, postage prepaid, by certified or registered mail, return receipt requested; or deposited with any return receipt express courier, prepaid; and addressed to Company at the address listed above or Optionee at their address listed in the Notice. Optionee shall be obligated to timely notify the Company in writing of any change in Optionee’s address. Notice of change of address shall be effective only when done in accordance with this subparagraph. All notices shall be deemed to have been given or delivered upon: personal delivery; three days after deposit in the United States mail by certified or registered mail, return receipt requested; or one business day after deposit with any return receipt express courier (prepaid).
14. Successors and Assigns
The Company may assign any of its rights under this Option Agreement. This Option Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Option Agreement shall be binding upon Optionee and Optionee’s heirs, executors, administrators, legal representatives, successors and assigns.
15. Entire Agreement
The Notice, the Plan, and the Exercise Agreement are incorporated herein by this reference. This Option Agreement, the Notice, the Plan and the Exercise Agreement (the “Stock Agreements”) constitute the entire agreement of the parties hereto and supersede all prior undertakings and agreements, oral or written, with respect to the subject matter hereof. The Stock Agreements may not be contradicted by evidence of any prior or contemporaneous agreement. To the extent that the policies and procedures of the Company apply to Optionee and are inconsistent with the terms of the Stock Agreements, the provisions of the Stock Agreements shall control.

16. Amendments and Waivers
None of the Stock Agreements may be modified, amended, or terminated except by an instrument in writing, signed by each of the parties (in the case of the Company, such instrument must be signed by the President of the Company to be effective). No failure to exercise and no delay in exercising any right, remedy, or power under any of the Stock Agreements shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under any of the Stock Agreements preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity. All rights and remedies, whether conferred by any of the Stock Agreements, by any other instrument or by law, shall be cumulative, and may be exercised singularly or concurrently.
17. Severability and Enforcement
If any provision of this Agreement is held invalid, illegal or unenforceable in any respect (“Impaired Provision”), (a) such Impaired Provision shall be interpreted in such a manner as to preserve, to the maximum extent possible, the intent of the parties, (b) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and (c) such decision shall not affect the validity, legality or enforceability of such Impaired Provision under other circumstances. The parties agree to negotiate in good faith and agree upon a provision to substitute for the Impaired Provision in the circumstances in which the Impaired Provision is invalid, illegal or unenforceable.
18. Attorneys’ Fees and Costs
In any legal action, arbitration, or other proceeding brought to enforce or interpret the terms of any of the Agreements, the substantially prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.
19. Governing Law and Jurisdiction
The Stock Agreements shall be governed by and construed in accordance with the law of the State of California, without reference to that body of law concerning choice of law or conflicts of law, except that the General Corporation Law of Delaware (“GCLD”) shall apply to all matters governed by the GCLD, including without limitation matters concerning the validity of grants of stock options and actions of the Company’s board of directors or any committee thereof.
20. Action by the Company
All actions required or permitted to be taken under any of the Stock Agreements by the Company, including without limitation, exercise of discretion, consents, waivers, and amendments to any of the Agreements, shall be made and authorized only by the President or by his or her representative specifically authorized to fulfill these obligations under the Stock Agreements.

21. No Duty to Disclose
Optionee acknowledges and agrees that neither the Company nor any of the Company’s officers, directors, shareholders, employees, agents or representatives has any duty or obligation to disclose to Optionee any information whatsoever, including but not limited to information concerning the Company that might if made public affect the value of the Shares. Such information includes without limitation any information concerning the Company’s actual or potential financial performance, actual or potential material contracts to which the Company is or may become a party, or actual or potential material transactions that involve or may involve the Company, including but not limited to plans to effect a merger or to acquire or dispose of a material amount of assets. Optionee acknowledges and understands that he or she (a) might exercise his or her Option (or a portion thereof) prior to the public dissemination of such information, and that the value of the Shares may decrease after the public dissemination of such information, or (b) might exercise his or her Option (or a portion thereof) and sell, pledge or encumber the Shares (or a portion thereof) prior to the public dissemination of such information, and that the value of the Shares may increase after the public dissemination of such information; and Optionee acknowledges and agrees that he or she will not bring or participate in any claim whatsoever against the Company or against any of the Company’s officers, directors, shareholders, employees, agents or representatives related to the failure to have disclosed such information prior to Optionee’s exercise and/or sale, pledge or encumbrance.
22. Agreement to Arbitrate
Optionee and the Company recognize that differences may arise between them during or following Optionee’s employment with the Company, and that those differences may or may not be related to the grant of options herein or to Optionee’s employment. Optionee understands and agrees that by entering into this Option Agreement, Optionee anticipates the benefits of a speedy, impartial dispute-resolution procedure of any such differences. As used in this Section 22, the “Company” shall also refer to all benefit plans, the benefit plans’ sponsors, fiduciaries, administrators, affiliates, and all successors and assigns of any of them.
22.1 Arbitrable Claims
ALL DISPUTES BETWEEN OPTIONEE (AND HIS SUCCESSORS AND ASSIGNS) AND THE COMPANY (AND ITS AFFILIATES, SHAREHOLDERS, DIRECTORS, OFFICERS AND ASSIGNS) RELATING IN ANY MANNER WHATSOEVER TO THE EMPLOYMENT OR TERMINATION OF OPTIONEE, INCLUDING WITHOUT LIMITATION ALL DISPUTES ARISING UNDER ANY OF THE STOCK AGREEMENTS (“ARBITRABLE CLAIMS”) SHALL BE RESOLVED BY ARBITRATION. Arbitrable Claims shall include, but are not limited to, contract (express or implied) and tort claims of all kinds, as well as all claims based on any federal, state, or local law, statute, or regulation (including but not limited to claims alleging unlawful harassment or discrimination in violation of Title VII and/or Title IX of the U.S. Code, of the Age Discrimination in Employment Act, of the Americans with Disabilities Act, of state statute, or otherwise), excepting only claims under applicable workers’ compensation law and unemployment insurance claims. Arbitration shall be final and binding upon the parties and shall be the exclusive remedy for all Arbitrable Claims. Except as provided in the following sentences of this Paragraph 21(a).

22.2 Arbitration Procedure
22.2.1	American Arbitration Association Rules; Initiation of Arbitration; Location of Arbitration. Arbitration of Arbitrable Claims shall be in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association (“AAA Employment Rules”), except as provided otherwise in this Option Agreement. Arbitration shall be initiated by providing written notice to the other party with a statement of the claim(s) asserted, the facts upon which the claim(s) are based, and the remedy sought. The arbitration shall take place in San Jose, California or in the county in which the claims arose.

22.2.2	Selection of Arbitrator. All disputes involving Arbitrable Claims shall be decided by a single arbitrator (“Arbitrator”), who shall be selected as follows. The American Arbitration Association (“AAA”) shall give each party a list of eleven (11) arbitrators drawn from its panel of employment arbitrators. Each party may strike all names on the list it deems unacceptable. If only one common name remains on the lists of all parties, that individual shall be designated as the Arbitrator. If more than one common name remains on the lists of all parties, the parties shall strike names alternately until only one remains. If no common name remains on the lists of all parties, the AAA shall furnish an additional list or lists until an Arbitrator is selected. Notwithstanding any other provision herein to the contrary, if a party strikes all eleven names on each of the first and the second lists provided by the AAA, such party shall be deemed to have stricken such names in bad faith, and all twenty-two names on the lists shall be deemed acceptable to such party, and the other party shall select the Arbitrator.

22.2.3	Conduct of the Arbitration.
22.2.3.1 Discovery. To help prepare for the arbitration, Optionee and the Company shall be entitled to conduct that discovery that the arbitrator deems necessary to enable the party to reasonably investigate their claims or defenses. At least thirty (30) days before the arbitration, the parties must exchange lists of witnesses, including any expert witnesses, and copies of all exhibits intended to be used at the arbitration.
22.2.3.2 Authority. The Arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person as the Arbitrator deems necessary. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state in which the claim arose, or federal law, or both, as applicable to the claim(s) asserted. The Arbitrator shall have the authority to award equitable relief, damages, costs and fees as provided by the law for the particular claim(s) asserted. The arbitrator shall not have the power to award remedies or relief that a California court could not have awarded. The Federal Rules of Evidence shall apply. The burden of proof shall be allocated as provided by applicable law. The Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of the Agreements, including but not limited to any claim that all or any part of any of the Agreements is void or voidable. The arbitration shall be final and binding upon the parties.

22.2.3.3 Costs. Either party, at its expense, may arrange for and pay the cost of a court reporter to provide a stenographic record of the proceedings. If the Arbitrator orders a stenographic record, the parties shall split the cost. Except as otherwise provided in this Paragraph and in Paragraph 18, Optionee and the Company shall equally share the fees and costs of the arbitration and the Arbitrator except that Optionee shall not be required to pay any costs that the Optionee would not be obligated to pay if his claim as brought in court.
22.3 Enforceability
Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Option Agreement and to enforce an arbitration award. Except as provided above, neither party shall initiate or prosecute any lawsuit or administrative action in any way related to any Arbitrable Claim. The Federal Arbitration Act shall govern the interpretation and enforcement of this Paragraph.
23. Acceptance
23.1 Optionee hereby acknowledges by signing the Notice:
I have received a copy this Option Agreement, the Notice, the Plan and Exercise Agreement; I have had the opportunity to consult legal counsel in regard to the Stock Agreements, and have availed myself of that opportunity to the extent I wish to do so (I understand the Company’s attorneys represent the Company and not myself, and I have not relied on any advice from the Company’s attorneys); I have read and understand this Agreement; I AM FULLY AWARE OF LEGAL EFFECT OF THIS OPTION AGREEMENT, INCLUDING WITHOUT LIMITATION THE EFFECT OF PARAGRAPH 21 HEREOF CONCERNING ARBITRATION; and I have entered into this Agreement freely and voluntarily and based on my own judgment and not on any representations or promises other than those contained in this Agreement.
23.2	Optionee accepts this Option subject to all the terms and conditions of the Plan and this Option Agreement. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee should consult a tax adviser prior to such exercise or disposition.

Exercise Agreement
I hereby elect to purchase the number of shares of Common Stock of Alliance Semiconductor Corporation, a Delaware corporation (the “Company”) as set forth below:

Optionee:	Number of Shares Purchased:
Social Security Number:	Purchase Price Per Share: $
Address:	Aggregate Purchase Price: $

Date of Optionee’s Stock Option Agreement: ____________________ (the “Option Agreement”)

Type of Option:	☐ Incentive Stock Option	Exact Name of Title Desired for Shares:
(check one)	☐ Nonqualified Stock Option

Optionee hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Option Agreement, as follows (check as applicable and complete):
☐ in cash or by check in the amount of $            ;
☐ where approved by the Committee, by delivery of fully-paid, nonassessable and vested shares of the common stock of the Company owned by Optionee for at least six (6) months prior to the date hereof (and which have been paid for within the meaning of SEC Rule 144), or obtained by Optionee in the open public market, and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value of $            per share (provided, however, that in the case of ISOs, such Committee approval must have been made at the time of grant);
☐ by cancellation of indebtedness of the Company to Optionee in the amount of $            ;
☐ by the waiver hereby of compensation due or accrued to Optionee for services rendered in the amount of $            ; or
☐ through a “same-day-sale” commitment, delivered herewith, from Optionee and the NASD Dealer named therein, in the amount of $            .
Market Standoff Agreement. Optionee agrees in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, Optionee will not sell or otherwise dispose of any Shares or any other securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, for such period of time from the effective date of such registration as the Company or the underwriters may specify for employee shareholders generally. Optionee understands and agrees that, in order to ensure compliance with the market standoff agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent.

Tax Consequences. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE’S PURCHASE OR DISPOSITION OF THE SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.
Entire Agreement. The Company’s 2002 Stock Option Plan (“Plan”) the Option Agreement and Notice of Grant of Stock Options and Option Agreement (“Notice”) are incorporated herein by reference. This Exercise Agreement, the Plan, the Option Agreement and the Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee, oral or written, with respect to the subject matter hereof, and may not be modified except in a writing signed by the President of the Company and Optionee.

Date:	Signature of Optionee: